Exhibit 10.2

WARRANT AMENDMENT AGREEMENT

This Warrant Amendment Agreement (this “Agreement”) is entered into as of December 9, 2013, between MGT Capital Investments, Inc., a Delaware corporation, with headquarters located at 500 Mamaroneck Avenue, Suite 204, Harrison, NY 10528 (the “Company”) and Iroquois Master Fund Ltd (the “Holder”).

RECITALS

A. The Holder is the owner of 613,496 Common Stock Purchase Warrants issued in connection with the Company’s November 2, 2012 financing agreements. The warrants entitle the holder to purchase the Company’s Common Stock at an exercise price of $3.85 per Company share for a period of five years from their date of issuance (the “Warrants”).

B. The Company desires to have the Holder exercise all, but not less than all, of the Warrants at a reduced exercise price of $1.50 on the “Exercise Time,” as defined below, and the Holder agrees to exercise the Warrants on the Exercise Time.

C. In connection herewith and automatically upon the execution hereof, the Holder agrees that its Right of Participation (as identified in Section 2(g) of the Subscription Agreement executed in connection with the Company’s November 2, 2012 financing agreements) (the “Participation Right,”) will be extinguished and of no further force and effect.

AGREEMENT

NOW, THEREFORE, in exchange for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Holder hereby agree as follows:

1. Exercise. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 5 and 6 of this Agreement, on the Exercise Time, the Holder will exercise on a cash basis Warrants to purchase 613,496 shares of common stock of the Company (“Warrant Shares”) at an exercise price of $1.50 per share, for aggregate cash proceeds to the Company of $920,244.00, and otherwise pursuant to the terms of the Warrants. The terms of exercise of the Warrants being exercised hereunder supersede Section 6 of such Warrants. The Company agrees to direct its transfer agent to promptly issue the shares of common stock issuable upon the exercise of the Warrants to the DTC account of the Holder, which shares shall be delivered free of any legends or notations.

2. Subsequent Equity Sales. From the date hereof until ninety (90) days after the Exercise Time, the Company shall not issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock Equivalents other than Exempt Issuances, as defined herein. Exempt Issuances include public or private offerings with a fixed per share price (or exercise and conversion prices, in the case of Common Stock Equivalents) of greater than $2.50; any shares or share options granted pursuant to a stockholder approved employee stock ownership plans; and any shares issued in conjunction with bona fide acquisitions. Notwithstanding anything herein to the contrary, in no event shall an Exempt Issuance include any transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional shares of Common Stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock or (ii) enters into any agreement, including, but not limited to, an equity line of credit whereby the Company may issue securities at a future determined price, but not including an agency agreement with a registered broker-dealer provided that the Company agrees with such broker-dealer and publicly announces that it will not sell any Common Stock for less than $2.50 per share.

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3. Closing. The consummation of the transactions contemplated by this Agreement, referred to herein as the Exercise Time, shall occur at 10:00 a.m. (New York City time) on the date hereof, or such other dates and times as the parties agree upon in writing (the “Closing Date”) but no later than December 11, 2013.

4. Participation Right. Effective upon the execution hereof the Participation Right of the Holder as set forth in the November 2, 2012 Financing Agreements shall thereafter be of no force and effect and shall be void ab initio.

5. Representations and Warranties of the Company. The Company represents and warrants to the Holder as follows:

a. Authorization; Enforceability. (i) The Company has the requisite power and authority to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby, (ii) the execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company, and (iii) this Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

b. No Conflicts; Consents. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated will not (i) result in a violation of the Company’s certificate of incorporation of the Company or its by-laws, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules of the Principal Market, applicable to the Company or by which any property or asset of the Company is bound or affected). The Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by hereby, other than the filing by the Company of a “Pro Supp,” as defined below.

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c. Compliance with Securities Laws; Effective Registration Statement. The transactions provided for in this Agreement do not contravene any applicable securities laws and the rules and regulations promulgated thereunder, including but not limited to the Securities Act of 1933 as amended (the “1933 Act”). The Registration Statement on Form S-3, File No. 333-185214 is immediately available and effective for the resale of the Warrant Shares by the Holder and the Company has no reason to believe that such registration statement shall not be effective and available to use by the Holder for all of the Warrant Shares for the foreseeable future.

d. Disclosure. The Company confirms that neither it nor any other Person acting on its behalf has provided the Holder or its agents or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information that will not be disclosed in, or prior to, the 8-K Filing (as defined below). The Company understands and confirms that the Holder will rely on the foregoing representations in effecting transactions in securities of the Company. No event or circumstance has occurred or information exists with respect to the Company or any of its subsidiaries or its or their business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, but for the passage of time, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed. No Material Adverse Effect currently exists or is reasonably expected to occur.

e. Placement Fees. The company shall pay to Chardan Capital Markets, LLC. a placement fee for the solicitation of the exercise of the Warrants equal to 8% of the gross proceeds raised, or $73,619.52. Additionally, the Company shall reimburse Chardan Capital Markets, LLC $7,500 for its legal fees and expenses incurred in connection with this transaction. Such amounts shall be paid directly out of the proceeds of the closing on the Closing Date.

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6. Representations and Warranties of the Holder. The Holder represents and warrants to the Company as follows:

a. Title to Warrants. The Holder has good, legal and marketable title to the Warrants, free and clear of any and all liens or adverse claims. As of the Exercise Time, the Holder shall not have assigned, conveyed or transferred any interest whatsoever (contingent or otherwise) in the Warrants to any third party and the Warrants shall be delivered to the Company free and clear of any and all liens or adverse claims.

b. Authorization; Enforceability. (i) The Holder has the requisite power and authority to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby, (ii) the execution and delivery of this Agreement by the Holder and the consummation by the Holder of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Holder, and (iii) this Agreement constitutes a legal, valid and binding obligation of the Holder, enforceable against it in accordance with its terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

c. No Conflicts. The execution, delivery and performance by the Holder of this Agreement and the consummation by the Holder of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of the Holder or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Holder is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Holder, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Holder to perform its obligations hereunder.

7. Conditions to the Company’s Obligations. On the Exercise Date the Holder shall have completed the Notice of exercise of 613,496 Warrants along with the appropriate cash payment to the Company or to an attorney escrow account at Sichenzia, Ross, Friedman Ference LLP for the benefit of the Company.

a. Representations and Warranties. The representations and warranties of the Holder shall be true and correct in all respects as of the date when made and as of the Closing Date, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects as of such date.

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b. No Prohibition. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

8. Conditions to the Holder’s Obligations. The obligation of the Holder to exercise the Warrants at the closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Holder’s sole benefit and may be waived by Holder at any time in its sole discretion by providing the Company with prior written notice thereof:

a. Representations and Warranties. The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date, except for representations and warranties that speak as of a particular date, which shall be true and correct in all material respects as of such date..

b. No Prohibition. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

c. Pro Supp. On or before the 8-K Filing, the Company will have filed a Prospectus Supplement with the SEC disclosing the change in the exercise price of the Warrants.

9. Disclosure of Transactions and Other Material Information. On or before 8:30 a.m., New York City time, on the Business Day following the date of this Agreement, the Company shall file a Current Report on Form 8-K describing the terms of this transaction in the form required by the 1934 Act (including all attachments, the "8-K Filing"). Upon the filing of the 8-K Filing with the SEC, the Holder shall not be in possession of any material, nonpublic information received from the Company, any of its subsidiaries or any of its respective officers, directors, employees or agents, that is not disclosed in the 8-K Filing. The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents, not to, provide the Holder with any material, nonpublic information regarding the Company or any of its subsidiaries from and after the filing of the 8-K Filing with the SEC without the express written consent of the Holder. If the Holder has, or believes it has, received any such material, nonpublic information regarding the Company or any of its Subsidiaries from the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates or agents, it may provide the Company with written notice thereof. The Company shall, within one (1) Trading Day of receipt of such notice, make public disclosure of such material, nonpublic information. In the event of a breach of the foregoing covenant by the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees and agents, in addition to any other remedy provided herein, the Holder shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, nonpublic information without the prior approval by the Company, its Subsidiaries, or any of its or their respective officers, directors, employees or agents. The Holder shall not have any liability to the Company, its Subsidiaries, or any of its or their respective officers, directors, employees, stockholders or agents for any such disclosure. To the extent that the Company delivers any material, non-public information to the Holder without the Holder's consent, the Company hereby covenants and agrees that the Holder shall not have any duty of confidentiality with respect to, or a duty not to trade on the basis of, such material, non-public information. Subject to the foregoing, neither the Company, its Subsidiaries nor the Holder shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of the Holder, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) the Holder shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release).

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10. Transaction Documents. Except as otherwise expressly provided herein, the original transaction documents pursuant to which the Warrants were issued are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects. The Holder’s execution of this Agreement shall not constitute a novation, refinancing, discharge, extinguishment or refunding nor is it to be construed as a release, waiver or modification of any of the terms, conditions, representations, warranties, covenants, rights or remedies set forth in the original transaction documents, except as expressly provided herein.

11. Termination. In the event that the Closing does not occur on or before December 12, 2013, due to the Company's or the Holder's failure to satisfy the conditions set forth in Sections 5 and 6 hereof (and the non-breaching party's failure to waive such unsatisfied conditions(s)), the non-breaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party.

12. Miscellaneous.

a. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

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b. Counterparts, Signatures by Facsimile. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties. This Agreement, once executed by a party, may be delivered to the other parties hereto by electronic mail or facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

c. Construction; Headings. This Agreement shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any Person as the drafter hereof. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

d. Entire Agreement; Amendments. This Agreement contains the entire understanding of the parties with respect to the matters covered herein. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the parties.

e. Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party) or by electronic mail; or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers and e-mail addresses for such communications shall be:

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If to the Company:

MGT Capital Investments, Inc.

500 Mamaroneck Avenue, Suite 204

Harrison, NY 10528

Telephone: (914) 630-7430

Facsimile: (914) 630-7532
Attention: Robert Ladd, President and CEO
E-mail: rladd@mgtci.com

With a copy (for informational purposes only) to:

Sichenzia Ross Friedman Ference LLP

61 Broadway – 32nd Floor

New York, NY 10006
Telephone: (212) 930-9700
Facsimile: (212) 980-9725
Attention: Arthur S. Marcus, Esq.
E-mail: Amarcus@srff.com

If to the Holder:

[                     ]

With a copy (for informational purposes only) to:

[                     ]

or to such other address, facsimile number and/or e-mail address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine or e-mail containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

f. Expenses. Other than as set forth under this Agreement, each party hereto shall be responsible for its own fees and expenses incurred in connection with the transactions contemplated by this Agreement.

g. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Holder.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Company and the Holder have caused this Agreement to be duly executed as of the date first above written.

Company:	MGT CAPITAL INVESTMENTS, INC.

By:
Name: Robert Ladd Title: President and Chief Executive Officer

Holder:

By:
Name: Title:

SIGNATURE PAGE TO WARRANT AMENDMENT AGREEMENT

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